Exhibit 10.3

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) dated as of May 16, 2023, is entered into by among INFINERA CORPORATION, a Delaware corporation (“Infinera Corp”), INFINERA NORTH AMERICA, LLC, a Delaware limited liability company (“Infinera NA”), INFINERA OPTICAL NETWORKS, INC., a Delaware corporation (“Infinera Optical”), INFINERA AMERICA, INC., a Delaware corporation (“Infinera America”), INFINERA (USA) INC., a Delaware corporation (“Infinera USA”), INFINERA OPERATIONS, LP, a Delaware limited partnership (“Infinera Operations”; and together with Infinera Corp, Infinera NA, Infinera Optical, Infinera America, Infinera USA, and together with any entity joined hereto as a borrower after the date hereof, individually, a “Borrower” and collectively, the “Borrowers”), INFINERA GLOBAL HOLDINGS LLC, a Delaware limited liability company (“Infinera Global”), INFINERA OPTICAL HOLDING, INC., a Delaware corporation (“Infinera Holding”; and together with Infinera Global and any other party joined as a guarantor, individually, a “Guarantor” and collectively, the “Guarantors”), the financial institutions party hereto as lenders (each, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.    WHEREAS, Borrowers, the Guarantors, the Lenders, and Agent entered into that certain Loan, Guaranty and Security Agreement dated as of June 24, 2022 (as amended by that certain First Amendment to Loan, Guaranty and Security Agreement dated August 2, 2022, and as further amended, restated, amended and restated, supplemented, or otherwise modified, the “Loan Agreement”);

B.    WHEREAS, the Obligors have requested that the Agent and Lenders amend the Loan Agreement in certain respects, and the Agent and Lenders are willing to do so, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment), without definition shall have the respective meanings specified in the Loan Agreement.

Section 1.02    Recitals. The Recitals above are incorporated herein as though set forth in full and Obligors stipulate to the accuracy of each of the Recitals.

ARTICLE II

AMENDMENTS TO LOAN AGREEMENT

Section 2.01    Amendment to Section 1.1 – New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order to read as follows:

2024 Capped Calls: the call options referencing Infinera Corp’s Equity Interests purchased by Infinera Corp in connection with the issuance of the Convertible Debt (2024) with a strike price initially equal to the initial conversion price of the Convertible Debt (2024) and limiting the amount deliverable to Infinera Corp upon exercise thereof based on a cap price (any such call option existing as of the Second Amendment Effective Date, an “Existing 2024 Capped Call”), including (x) any Existing 2024 Capped Call, as may be amended from time to time, including through a novation of the counterparty thereto, and (y) any substantially similar replacement call option purchased from a new counterparty substantially contemporaneous with and using the proceeds of an early termination or unwind of an Existing 2024 Capped Call.

Existing 2024 Capped Call: as defined in the definition of 2024 Capped Calls.

Second Amendment Effective Date: May 16, 2023.

Section 2.02    Amendment to Section 1.1 – Amended Definitions. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

Convertible Debt (2028): Debt incurred by Infinera Corp in the form of convertible senior notes with a maturity date in 2028, issued pursuant to that certain indenture, dated as of August 8, 2022, by and between Infinera Corp and U.S. Bank Trust Company, National Association, in an aggregate principal amount up to $475,000,000.

Permitted Distributions: (a) Permitted Tax Distributions; (b) other Distributions made in cash so long as the Payment Conditions are satisfied with respect to each such Distribution made under this clause (b); (c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the purchase, repurchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of Infinera Corp held by any existing or former employees, management or directors of or consultants to Infinera Corp or any Subsidiary of Infinera Corp or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other compensatory agreements approved by the Board of Directors of Infinera Corp; provided that such purchases, repurchases, redemptions, acquisitions, cancellations or retirements pursuant to this clause (c) and clause (k) will not exceed $5,000,000 in the aggregate during any calendar year; (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Infinera Corp may make distributions to former employees, officers, or directors of Infinera Corp (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Debt of such Persons owing to Infinera Corp on account of repurchases of the Equity Interests of Infinera Corp held by such Persons; provided, that such Debt was incurred by such Persons solely to acquire Equity Interests of Infinera Corp; (e) dividends, distributions or other payments may be made by any Subsidiary of any Borrower that is not an Obligor to any other Subsidiary of any Obligor or to any Borrower; (f) repurchases or other acquisitions of Equity Interests deemed to occur (i) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Equity Interests or other convertible securities if such Equity Interests represents a portion of the exercise price thereof or conversion price thereof or (ii) in connection with withholdings or similar taxes payable by any future, present or former employee, director or officer; (g) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Infinera Corp or other exchanges of securities of Infinera Corp or a Subsidiary in exchange for Equity Interests of Infinera Corp; (h) the purchase of fractional shares of Equity Interests of the Infinera Corp arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions; (i) in connection with any Permitted Acquisition, the receipt or acceptance of the return to Infinera Corp or any of its Subsidiaries of Equity Interests of Infinera Corp constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn-outs or similar obligations); (j) the distribution of rights pursuant to any shareholder rights plan or the redemption of such for nominal consideration in accordance with the terms of any shareholder rights plan; (k) payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any Permitted Acquisition or Investment that is not a Restricted Investment; provided that such payments or distributions pursuant to this clause (k) and clause (c) will not exceed $5,000,000 in the aggregate during any calendar year; (l) non-cash Distributions made in connection with a Permitted Tax Restructuring; and (m) cash payments made by Infinera Corp in connection with the novation of any Existing 2024 Capped Call or the purchase of a replacement 2024 Capped Call substantially contemporaneous with the early termination or unwind of an Existing 2024 Capped Call; provided that any such cash payment shall be limited to an aggregate amount not to exceed the amount of cash proceeds received by Infinera Corp from the related novation, unwind or termination of an Existing 2024 Capped Call.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans, advances and equity contributions permitted under Section 10.2.7; (d) Permitted Acquisitions and Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; (e) so long as no Event of Default has occurred and is continuing or would result therefrom, other Investments, so long as the aggregate amount of Investments made pursuant to this clause (e) and clause (f) shall at any time not exceed $5,000,000; (f) Investments by an Obligor or any Subsidiary in connection with joint production arrangements in the form of dispositions of Equipment to a joint venture entity in exchange for Equity Interests or Debt of such joint venture entity; provided that no Event of Default has occurred and is continuing or would result therefrom and the aggregate amount of Investments made pursuant to this clause (f) and clause (e) shall, at any time not exceed $5,000,000; (g) any other Investment (other than Acquisitions) made in cash so long as the Payment Conditions are satisfied with respect to each such Investment; (h) existing Investments shown on Schedule 10.2.5 to the Disclosure Letter; (i) non-cash Investments made in connection with a Permitted Tax Restructuring; (j) cash Investments made in connection with a Permitted Tax Restructuring in an aggregate amount not to exceed $25,000; (k) Investments made by an Obligor in accordance with such Obligor’s investment policy, as amended from time to time; provided that such investment policy or any amendment thereto has been approved in writing by the Agent and (l) Investments consisting of 2024 Capped Calls.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.01    Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)    This Amendment. The Agent shall have received this Amendment, duly executed by Borrowers, the Guarantors, the Lenders constituting the Required Lenders, and the Agent.

(b)    No Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c)    Payment of Fees and Expenses. The Agent shall have received from Borrowers costs and expenses owed to and/or incurred by the Agent arising in connection with this Amendment (including reasonable and documented attorneys’ fees and costs).

(d)    Other Documents. Borrowers shall have executed and delivered to the Agent such other documents and instruments as the Agent may require.

ARTICLE IV

ADDITIONAL COVENANTS AND MISCELLANEOUS.

Section 4.01    Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent, any Lender, or any closing shall affect the representations and warranties or the right of Agent to rely thereon.

Section 4.02    Amendment as Loan Document. This Amendment shall constitute a Loan Document under the Loan Agreement. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Amendment. It shall be an Event of Default under the Loan Agreement if any Obligor breaches any covenant contained herein or if any representation or warranty contained herein proves to be inaccurate or untrue in any material respect.

Section 4.03    Reference to Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 4.04    General Release. Each Obligor (collectively, the “Releasing Parties”) releases, acquits and forever discharges Agent, each Lender, and each of their respective past and present directors, officers, employees, agents, attorneys, affiliates, predecessors, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, on or before the date of execution of this Amendment, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Amendment or any of the Loan Documents, any other credit facilities provided or not provided, any advances made or not made, or any past or present deposit or other accounts (including, without limitation, “dominion of funds” accounts and lockbox arrangements) of any Releasing Party with Agent or any Lender and the handling of the same by any Lender, including, without limitation, the manner and timing in which items were deposited or credited thereto or funds transferred therefrom or made available to any of the Releasing Parties, the honoring or returning of any checks drawn on any account, and any other dealings between the Releasing Parties and the Released Parties (the “Released Matters”); provided, however, that (A) Releasing Parties shall retain their rights to funds in deposit accounts held with any Lender, as applicable, funds in transit for deposit into any such account and any refunds to which such Releasing Party is entitled to, subject to in each case any applicable security interests of Agent therein, and any right of offset or recoupment with respect thereto, and (B) Released Matters shall not include Agent or any Lender’s obligations under the Loan Documents or any other contracts or agreements between Agent, Lenders and Releasing Parties from and after the effectiveness of this Amendment. Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters.

Releasing Parties each agree that this waiver and release is an essential and material of this Amendment, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

Section 4.05    Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect and each Obligor ratifies and confirms its agreements and covenants contained therein. Each Obligor hereby confirms that no Event of Default or Default exists as of the date hereof.

Section 4.06    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.07    APPLICABLE LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

Section 4.08    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and each Obligor and their respective successors and assigns; provided, however, that an Obligor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and Lenders.

Section 4.09    Counterparts; Electronic Delivery. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment may be in the form of an Electronic Record, telefacsimile or other electronic method of transmission and may be executed using Electronic Signature (including, without limitation, facsimile and .pdf) and shall be equally as effective, valid and enforceable as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed document converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC § 7006, as it may be amended from time to time.

Section 4.10    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.11    Expenses of Agent. Borrowers agree to pay on demand: (i) all costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the reasonable and documented costs and fees of Agent’s legal counsel; and (ii) all costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment and/or any other Loan Documents, including, without limitation, the reasonable and documented costs and fees of Agent’s legal counsel.

Section 4.12    NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE AGENT, THE LENDERS AND THE OBLIGORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE AGENT, THE LENDERS AND THE OBLIGORS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first written above.

BORROWERS:	INFINERA CORPORATION,
a Delaware corporation

	By:	/s/ Nancy Erba
	Name:	Nancy Erba
	Title:	Chief Financial Officer

INFINERA NORTH AMERICA, LLC,
a Delaware limited liability company

	By:	/s/ Nancy Erba
	Name:	Nancy Erba
	Title:	Chief Financial Officer & Treasurer

INFINERA OPTICAL NETWORKS, INC.,
a Delaware corporation

	By:	/s/ Nancy Erba
	Name:	Nancy Erba
	Title:	Chief Financial Officer & Treasurer

INFINERA AMERICA INC.,
a Delaware corporation

	By:	/s/ David L. Teichmann
	Name:	David L. Teichmann
	Title:	Vice President

INFINERA (USA) INC.,
a Delaware corporation

	By:	/s/ Nancy Erba
	Name:	Nancy Erba
	Title:	Chief Financial Officer & Treasurer

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

(INFINERA)

SIGNATURE PAGE

INFINERA OPERATIONS, LP,
a Delaware limited partnership

By: INFINERA GOLBAL HOLDINGS LP, its General Partner

By: INFINERA GLOBAL HOLDINGS LLC, its General Partner

	By:	/s/ David L. Teichmann
	Name:	David L. Teichmann
	Title:	Secretary

GUARANTORS:	INFINERA OPTICAL HOLDING, INC.,
a Delaware corporation

	By:	/s/ Nancy Erba
	Name:	Nancy Erba
	Title:	Chief Financial Officer & Treasurer

INFINERA GLOBAL HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Nancy Erba
	Name:	Nancy Erba
	Title:	Chief Financial Officer & Treasurer

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

(INFINERA)

SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Carlos Gil
Name:	Carlos Gil
Title:	Senior Vice President

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

(INFINERA)

SIGNATURE PAGE

CITIBANK, N.A., as a Lender

By:	/s/ Sabina Lin
Name:	Sabina Lin
Title:	Authorized Signatory

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

(INFINERA)

SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ David Antoine
Name:	David Antoine
Title:	Authorized Officer

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

(INFINERA)

SIGNATURE PAGE